Exhibit 5.1

October 29, 2007

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec H3B 5H2

Re:	Registration Statement on Form S-3 of AbitibiBowater Inc.

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of AbitibiBowater Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 5,592,485 shares of common stock, par value $1.00 per share, of the Company (the “Primary Shares”).

The Primary Shares are subject to issuance upon the exchange or redemption of exchangeable shares (the “Exchangeable Shares”) of Bowater Canada Inc., a corporation incorporated under the laws of Canada to be renamed AbitibiBowater Canada Inc. (“AbitibiBowater Canada”), which Exchangeable Shares are currently outstanding or are to be issued pursuant to the Combination Agreement and Agreement and Plan of Merger dated as of January 29, 2007, as amended, among the Company,

Abitibi-Consolidated Inc., a corporation amalgamated under the laws of Canada, Bowater Incorporated, a Delaware corporation (“Bowater”), Alpha-Bravo Merger Sub Inc., a Delaware corporation, and AbitibiBowater Canada (the “Combination Agreement”), such exchange to be in accordance with (i) the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Exhibit G to the Combination Agreement (the “AbitibiBowater Canada Articles of Amendment”) and (ii) the Voting and Exchange Trust Agreement to be entered into among the Company, Bowater, Bowater Canadian Holdings Incorporated, AbitibiBowater Canada and CIBC Mellon (the “Voting and Exchange Trust Agreement”).

In connection with the furnishing of this opinion, we have reviewed the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, each as currently in effect, the Registration Statement (including exhibits thereto) and the Combination Agreement (including exhibits thereto). In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Primary Shares and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued as contemplated in the Registration Statement and in accordance with the terms of the AbitibiBowater Canada Articles of Amendment and the Voting and Exchange Trust Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the laws of the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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